Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Event Date/Time: Mar. 28. 2006 / 5:00PM ET

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

CORPORATE PARTICIPANTS

Rick Neely

Monolithic Power Systems - CFO

Michael Hsing

Monolithic Power Systems - CEO

CONFERENCE CALL PARTICIPANTS

Simona Jankowski

Goldman Sachs - Analyst

Tore Svanberg

Piper Jaffray - Analyst

Eric Gomberg

Thomas Weisel - Analyst

Craig Berger

Wedbush Morgan - Analyst

Sangese Paruri

Seligman - Analyst

PRESENTATION

Operator

Good day and welcome to the Monolithic Power Systems fourth quarter 2005 teleconference hosted by Michael Hsing and Rick Neely. As a reminder, today’s call is being recorded. For opening remarks and introductions, I would like to turn the call over to Rick Neely, CFO. Please go ahead, sir.

Rick Neely - Monolithic Power Systems - CFO

Thank you. Good afternoon and welcome to the fourth quarter and year-end Monolithic Power Systems conference call. Thank you for taking the time to join us today. Michael Hsing, CEO and founder of MPS, is with me on today’s call.

In the course of today’s conference call we will make forward-looking statements and projections that involve risk and uncertainty, including our future financial performance targets, our expectations concerning pending litigation, our plans for production in our China test facility, our new product plans and relative competitive position, growth in our product lines, and our business outlook, including our outlook for the first quarter of 2006, projected first quarter net revenues and gross margins, our expectations for first quarter operating expenses. Forward-looking statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Additional factors that could cause actual results to differ include, but are not limited to, the potential impact, risks, uncertainties and cost of litigation in which the company is involved, the potential impact on our financial performance if our tax and/or litigation provisions are inadequate, risks associated with the continued development and expansion of our business and facilities, inventory buildup in our distribution channel in the fourth quarter of 2005, acceptance of or demand for our products being lower than expected, and difficulty in predicting or budgeting for future expenses and financial contingencies. Other important factors are identified in the company’s SEC filings, including, but not limited to, our 2005 Form 10-K filed today, March 28th, which is accessible through our website, all of which factors are incorporated by reference into today’s discussion.

I’d also like to remind you that today’s conference call is being webcast live over the internet and will be available for replay on our website for one year at www.monolithicpower.com, along with our earnings release, the reconciliation between GAAP and non-GAAP numbers and other financial and statistical information presented during the call.

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

We would like to start this call by reviewing our fourth quarter and fiscal year 2005 business highlights. Following the business update, we will discuss our financial results for the fourth quarter and the fiscal year ended December 31, 2005. We have had many requests from the investment community to comment on the second quarter outlook given that it is late in the first quarter, but we will follow our normal practice and we will not give Q2 guidance until the Q1 ‘06 earnings release in late April. However, we will conclude today by discussing our current expectations for Q1 2006. Afterwards, we will open up the call to your questions.

Let’s go on to the business highlights. As previously announced during the March 13th, 2006 conference call, we ended the fourth quarter with record net revenues of $32.5 million, an increase of 120% from the fourth quarter of 2004 and up 10% sequentially from the third quarter of 2005. Net revenues for fiscal year 2005 were $99.1 million, up 108% from fiscal year 2004. Our fourth quarter gross margin was 64% compared to 61.7% for the fourth quarter of 2004 and 64.3% in the third quarter of 2005. Our fiscal year 2005 gross margin was 63.7% compared to 58.8% for all of 2004.

Fourth quarter revenues from our DC-to-DC products grew 123% from the same quarter a year ago and up 2% from the third quarter of 2005. Our LCD backlight revenues grew 122% from the fourth quarter last year and 26% from the third quarter of 2005. Fiscal year 2005 revenues from our DC-to-DC product grew 137% from fiscal year 2004 while our LCD backlight revenues grew 74% year-over-year.

Some of the other current business highlights include the following. In 2005 we grew our overall organization to support a global presence. We have MPS employees on the ground in Japan, Europe and the U.S. working to develop our business in those areas. We have added top tier accounts to our global customer base as a result of these efforts. Finally, I’d like to note that in 2006 MPS has signed up Avnet Memec, a world-class distributor, to market our products in the U.S.

Looking at our product line growth, 2005 was a banner year. We expanded market share of the CCFL [audio skip] business, we introduced new products for the LCD monitor and TV market, and have had significant design wins in both segments. Our DC to DC products had enormous success in 2005, growing revenue 137% year-over-year. We’ve introduced a family of wide input voltage synchronous buck regulators which offer an integration level that we believe is unmatched in the market. We have had significant design wins in 2005. Applications include disc drives, set top box, cable modems, DSL and wireless access points, to name a few.

We continue to innovate in white LED backlighting. Over the past 12 months we introduced a device that can be used to backlight two displays and drive a flash LED. We also introduced a device that drives up to 50 LEDs for larger panels, which is a growing application in the backlighting segment for notebook computers. Finally, our Class D audio product line grew by 148% year-over-year, fueled by growth in flat panel TV applications. We introduced one of the world’s smallest 30-watt stereo solutions with industry leading efficiency in a very small footprint. Our customer design wins have more than doubled over 2004 and include new design wins in Japan, the U.S. and Europe.

We expanded our product portfolio to include LDOs and operational amplifiers. These products should allow us to increase our points of engagement with our current customer base and attract new customers as we become more of a broad line analog company. Finally, the China test facility is complete and product qualifications are underway this quarter. We expect full production to commence in the second quarter of 2006.

On the litigation front we are pleased to announce that we have settled our patent litigation with Microsemi Corporation. The terms of the settlement are confidential except as required for our SEC filing. We have made what we believe to be appropriate disclosure in our 10-K filed today, so I’ll refer you to that document. I will say that we are delighted to have patent peace with Microsemi and the opportunity to work together going forward.

Now let’s turn to our financial results for Q4 and for fiscal year 2005 in more detail. Our December quarter exceeded our expectations, both for revenue growth and margin performance. As mentioned, revenues were $32.5 million for the quarter. This compares to $14.8 million for the fourth quarter of 2004, an increase of 120%. Our Q4 revenues also grew 10% from the $29.7 million recorded in the third quarter of 2005. Revenues for fiscal year 2005 were $99.1 million. This compares to $47.6 million in fiscal year 2004, an increase of 108%.

Let me give you a summary of the revenue breakdown for the quarter and the fiscal year by our major product lines. For the CCFL LCD backlight family, Q4 ‘05 came in at $12.8 million, up from $5.8 million in Q4 ‘04. That’s a growth rate of 122%. For the DC-to-DC product line we came in at $18.8 million in Q4 ‘05, up from $8.4 million in Q4 ‘04, or up 123%. Finally, the audio segment came in close to $1 million in Q4 ‘05, up from $600,000 in Q4 ‘04.

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

For the fiscal year, comparing the entire year to the entire pervious year, our LCD backlight revenue was $38.1 million, up from $21.9 million in fiscal ‘04, or 74% growth rate year-over-year. DC-to-DC cumulative for fiscal year ‘05 was $57.8 million versus $24.4 million in 2004, or a growth rate of 127% for the year. Finally, audio was $3.2 million, up from $1.3 million in 2004, or a growth rate of 148%.

As previously mentioned, gross margin came in at 54.0% for the fourth quarter compared to 61.7% for the fourth quarter a year ago. Our fiscal year 2005 gross margin cumulatively was 63.7% compared to 58.8% for all of 2004. Generally, our gross margin percentage is similar across all product segments. While we are pleased with this performance, our target operating model for gross margin remains at 58 to 63%.

GAAP-based operating expenses in the December quarter were $15.3 million. This includes $1.2 million for stock compensation expense, $6.0 million for patent litigation costs and settlement expenses, and $8.1 million in R&D and SG&A. This compares to GAAP-based operating expense of $9.8 million in the fourth quarter of 2004 and $4.4 million in the third quarter of 2005. The dollar increase in operating expenses from the third quarter is primarily due to the fact that the third quarter operating expenses were extraordinarily low as a result of the reversal in the third quarter of an $8.8 million litigation provision that was originally booked in the second quarter of 2005.

R&D expenses increased by $1 million from the fourth quarter of 2004, or 45%, primarily related to headcount increases, while SG&A increased $2.8 million, or 138%, year-over-year. The increase in SG&A over the prior year was driven by Sarbanes-Oxley compliance, headcount growth, [inaudible - background noise] on higher sales volumes and marketing programs for the second half of ‘05, particularly advertising. Non-GAAP operating expenses, which exclude $1.2 million in stock compensation expenses, were $14.1 million in the December 2005 quarter.

GAAP-based operating expenses in the fiscal year 2005 were $56.7 million. This includes $5 million for stock comp expense, $23.4 million for patent litigation costs, settlement expense and litigation provision, and $28.3 million in R&D and SG&A. This compares to GAAP-based operating expense of $33.2 million in fiscal year 2004.

For 2005 our R&D expense increased by $4.5 million, or 59%, compared to 2004, primarily related to headcount increases, while SG&A increased twice as much, by $9 million, or 127%. The increase in SG&A over the prior year was driven by Sarbanes-Oxley compliance, headcount growth, commissions on higher sales volume and marketing programs for the second half of 2005.

Patent litigation costs increased $15.6 million year-to-year due to the increase in activities associated with multiple losses in the U.S., including two trials and a litigation settlement. The increase in operating expenses was partially offset by a $5.6 million reduction in stock comp expense due to our choice of accelerated amortization for stock-based compensation. Non-GAAP operating expenses, which exclude the stock compensation expense, were $51.6 million in fiscal 2005.

Our Q4 2005 GAAP profit, which includes a $2.3 million tax provision, was $3.8 million for the quarter, or $0.12 per diluted share, compared to a profit of $0.7 million for the fourth quarter of 2004, or $0.02 per share. Our Q4 2005 non-GAAP profit, which excludes the stock comp expense of 1.2 million, was $4.7 million, or $0.15 per share, on a non-GAAP basis. For the fiscal year our GAAP profit, including a $2.9 million tax provision, was $5.1 million for the year, or $0.17 per diluted share, compared to a loss of $4.9 million for the fiscal year 2004, which represented a loss of $0.54 per diluted share. On a non-GAAP basis for the entire fiscal year, excluding stock compensation, net profits for fiscal year ‘05 was $9.8 million, or $0.32 per share.

Turning now to our balance sheet, cash, cash equivalents, restricted cash and investments increased to $66.8 million in the quarter, up from $60.3 million at the end of the third quarter of 2005 and up from $49 million at the end of fiscal year 2004. Accounts receivable ended the quarter at $9.5 million compared with $9.8 million in the third quarter of 2005 and $4 million at the end of fiscal year 2004.

Days sales outstanding, or DSO, were 27 days in the December quarter 2005 compared to 30 days at the end of the third quarter of 2005 and 25 days in the December 2004 quarter. Our inventories ended the quarter at $6.2 million, or about 47 days of inventory. This is compared to $5.7 million, or 50 days of inventory, at the end of the third quarter of 2005. As of the end of fiscal 2004, our inventories totaled $5.4 million, or 88 days of inventory.

I would like to briefly cover the results of our Sarbanes-Oxley certification process for 2005. As disclosed in our recent 2005 10-K filing, MPS has determined that we have some material weaknesses in our internal control over financial reporting. We are diligently working to remediate them and I would direct you to our more complete disclosure of this topic in the recent 2005 10-K filing.

Now, let me briefly address our outlook for the first quarter of 2006. For the first quarter, as previously announced, we are targeting total revenues to be in the range of 24 to $25 million. We expect gross margin to be in the middle of the range of our target model of 58 to 63%. We expect our non-GAAP operating expenses, which exclude stock comp expense, to be between 13.5 and $15 million in Q1 ‘06. As part of those

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

expenses, we estimate our litigation expense to be in the range of 4 to $5 million. At this time we are still calculating the impact of the adoption of FAS-123R on our stock compensation expense and so we will discuss this impact during our Q1 ‘06 conference call in April.

Now, we would like to open the microphone to take your questions.

QUESTION AND ANSWER

Operator

Thank you, sir. [OPERATOR INSTRUCTIONS] Our first question comes from Simona Jankowski with Goldman Sachs.

Simona Jankowski - Goldman Sachs - Analyst

Hi, thank you very much. Just wanted to explore your gross margin, both in Q4 and Q1. If you can just comment on what drove some of the upside in Q4 and then conversely what you think is going to impact Q1?

Rick Neely - Monolithic Power Systems - CFO

Yes, Simona. In Q4, as you noted, we had some good growth in the CCFL product line, which is - as we’ve mentioned before, most of our products have similar margins, but we got good margins on the CCFL line, which kept it at the high end of the range, 63 to 64. So as to Q1, we are seeing some pressure in our margins for Q1, but expect to remain within our target range of about 58 to 63. We’ll be in the middle of that range instead of the upper end and the primary reason is expenses related to our Chengdu startup as well as some lower shipment volumes in Q1. As Chengdu ramps into full production in the second half of the year and as shipment volumes increase, we expect those sources of margin pressure to ease off.

Simona Jankowski - Goldman Sachs - Analyst

Okay, so just to clarify, taking CCFL as a whole, would you say that those margins are similar to the corporate average in the other groups or are you saying that a certain segment of CCFL products had higher — that have higher margins are declining in Q1?

Rick Neely - Monolithic Power Systems - CFO

Michael, I’ll have you answer that.

Michael Hsing - Monolithic Power Systems - CEO

I think all, including CCFL, all of our product gross margin are very similar. We haven’t seen any [inaudible—highly accented language] and we don’t see it in — a lot of [fluctuation].

Simona Jankowski - Goldman Sachs - Analyst

I guess what I’m missing, then, is why the decline in CCFL in Q1 should be lowering the overall company margin if it’s got a similar margin?

Rick Neely - Monolithic Power Systems - CFO

You misunderstood, Simona.

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Simona Jankowski - Goldman Sachs - Analyst

Okay.

Rick Neely - Monolithic Power Systems - CFO

I mean our gross margin in Q4 was 64.0. The product order was 63.7, basically in the same range, a few tenths difference. So we’ve been in the same margin range in the second half of ‘05. We expect to drop a few points in the first half, primarily because of the Chengdu startup.

Simona Jankowski - Goldman Sachs - Analyst

Okay.

Michael Hsing - Monolithic Power Systems - CEO

Chengdu startup and since we operating both in the U.S. side and in the Chengdu side at the same times.

Simona Jankowski - Goldman Sachs - Analyst

Okay. And just another quick follow-up on margins, if I may. How much elasticity do you think you have in your business? In other words, would dropping your prices a bit so you could be kind of more in the middle of your range as opposed to above the high end of it, would that drive any significant top line or - and if so, then why would you be pricing in a way that you’d be getting 64% margin in Q4? What’s the strategy there?

Michael Hsing - Monolithic Power Systems - CEO

Well, we can drop - we can either increase or drop price very quickly and all market demand determines that. We don’t want to leave the money on the table. We don’t drop the price very quickly. So the market demand is there. Rick, any comment?

Rick Neely - Monolithic Power Systems - CFO

Yes, I think Michael is on the right line. Basically, particularly the [areas] CCFL where we have a dominant share and have designed into many different applications, there’s no — dropping your price wouldn’t change that very much. So we tend to have fairly steady ASPs in those areas.

Simona Jankowski - Goldman Sachs - Analyst

Great. Thank you very much.

Operator

Now we’ll hear from Tore Svanberg with Piper Jaffray.

Tore Svanberg - Piper Jaffray - Analyst

Yes, good afternoon. I had a couple of questions. First to follow-up on Simona’s gross margin question, I assume there’s only a couple of days left in the March quarter, so I’m just wondering why you’re still giving such a wide 500 basis point range on your gross margin guidance?

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Rick Neely - Monolithic Power Systems - CFO

Well, we have tried to be consistent. We’ve always used a 58 to 63% range and say we’ve either operated at the upper end, which we have recently, or this call we’re saying we’ll be in the middle. So we’re just trying to follow the convention of using a range, nothing more than that.

Tore Svanberg - Piper Jaffray - Analyst

Okay, fair enough. And seems like you’re attributing the drop to Chengdu. How should we then view Chengdu in the June quarter, it continues to see some startup costs, then, or will most of that will be behind you here in [inaudible - technical difficulties] quarter?

Rick Neely - Monolithic Power Systems - CFO

Well, we’re not giving guidance to Q2, but we can confirm, for example in Q1, as we mentioned, the impact of Chengdu is about $0.5 million or so. That’s a few points of margin. We’re going to start production in Q2 so it’ll be a mix. We’ll begin some production out of Chengdu, but we can’t give you the precise impact till we have the production plans ironed out.

Tore Svanberg - Piper Jaffray - Analyst

Okay. And you mentioned some new products, LDOs and off-ramps. I’m just wondering how you’re going to classify those when you report numbers and when should we start to see some real production revenues with those products?

Michael Hsing - Monolithic Power Systems - CEO

Rick, I’ll take on this one. Well, we classify as audio and other, I think if you see them our earning release. And those products, we don’t expect it to have a significant revenue generated in this year or any of our product where we’ll take, after introductions we’ll take about 12 to 15 months to generate any significant revenues.

Tore Svanberg - Piper Jaffray - Analyst

Okay. And as far as target application, should I assume a very broad category of applications or are you focusing in on a couple of selective applications for those products?

Michael Hsing - Monolithic Power Systems - CEO

I didn’t get you at the beginning. Car audio?

Tore Svanberg - Piper Jaffray - Analyst

No —

Michael Hsing - Monolithic Power Systems - CEO

Target applications?

Tore Svanberg - Piper Jaffray - Analyst

Yes, target applications for your LDOs and off-ramps.

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Michael Hsing - Monolithic Power Systems - CEO

On LDOs, these are high performance LDOs and these are either ultra-fast and — or very low voltage applications. The ultra-fast devices or both type of LDO can be used in a consumer product such as smart phones, even the notebooks. And off-ramps is very wide application range that either can use — can be used in flat TVs, any consumer industrial type of applications.

Tore Svanberg - Piper Jaffray - Analyst

Okay, very well. And just a final question, did you have any 10%-plus customers in the December quarter?

Rick Neely - Monolithic Power Systems - CFO

Our distributors — the distributors in Asia, the top three are always above that. But in terms of direct customers, no.

Tore Svanberg - Piper Jaffray - Analyst

Okay. And can you again just verify with us your top three distributors that are more than 10% of sales?

Rick Neely - Monolithic Power Systems - CFO

They are AIT, [Yosen] and UpperTech are the three largest.

Tore Svanberg - Piper Jaffray - Analyst

Great. Thank you very much.

Operator

Next we’ll hear from Eric Gomberg with Thomas Weisel.

Eric Gomberg - Thomas Weisel - Analyst

Hi, good afternoon. I was hoping that you could provide an update from a couple of weeks ago of where you see channel inventory levels today? You had said a couple of weeks back you thought they’d be — the excess would be worked through by the end of March. Are we actually there and how have orders tracked over the past couple of weeks?

Rick Neely - Monolithic Power Systems - CFO

Yes, Eric, we don’t believe that excess inventory at our distributors at the end of the year will have a significant impact on our revenues in the second quarter. But as we said before, we’ve had some impact from a variety of things in Q1, seasonality, some impact of the Sumida litigation and some impact of distributor miscalculation or over-ordering, whatever you want to call it, in Q4. But we think that will work itself out at the end of this quarter.

Eric Gomberg - Thomas Weisel - Analyst

Well, we’re basically at the end of the quarter, so things at this point, then, look like they’ve improved as you would have expected?

Rick Neely - Monolithic Power Systems - CFO

We don’t like to get in a trap of we don’t want to talk about Q2 guidance, but one thing we’ve all agreed we can say is historically Q1 ‘06 is our lowest quarter of the year and we expect it to be the lowest quarter of the year in 2006 as well.

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Eric Gomberg - Thomas Weisel - Analyst

Okay. A couple of other items. Could you perhaps quantify how much of the SG&A in Q1 is associated with getting your filing complete? I mean should we be assuming that’s 200,000 or is that not the right way to look at it?

Rick Neely - Monolithic Power Systems - CFO

Well, actually, the numbers for Q4, we were working on it in Q4 ‘05, so there’s about 350 to 400,000 of the Q4 G&A number is kind of restatement related. For Q1 ‘06 we impact the — we estimate the impact will be around 450 to 550,000 in Q1 from restatement costs. Now, this isn’t stocks per se, this is the restatement costs. Was that your question?

Eric Gomberg - Thomas Weisel - Analyst

Yes, I’m just wondering if SG&A is kind of inflated versus kind of the baseline rate that we might see the rest of the year.

Rick Neely - Monolithic Power Systems - CFO

Yes, absolutely. And in Q4 we estimated we probably spent in 650 to 700 range on SOX and then we spent another 350 to $400,000 on restatement. So there’s clearly left over $1 million in the fourth quarter of ‘05 is in the SG&A line. Q1 ‘06 we have same issues on — I just mentioned the number for the restatement effort, so those again are extraordinary and the restatement numbers will clearly decline. However, we mentioned that we have some more work to do on S-Ox, so those S-Ox numbers will decline but not go away, whereas the restatement numbers that I just mentioned will end this quarter. We just filed the 10-K and we’re done.

Eric Gomberg - Thomas Weisel - Analyst

Okay. A couple of other quick housekeeping items. Is there — I may have missed it, but did you give a tax rate for the quarter, what you’re expecting for the year?

Rick Neely - Monolithic Power Systems - CFO

We didn’t give one for the quarter. The tax rate at the end of ‘06 — excuse me, ‘05 was about mid 30s. We expect the tax rate to be in the mid 20s for ‘06.

Eric Gomberg - Thomas Weisel - Analyst

Okay. And I guess just one last question. Given the settlement with Microsemi, you’re now down to two cases. Does that change what the litigation expense ought to look like over the next few quarters versus what it’s looked like the last couple?

Rick Neely - Monolithic Power Systems - CFO

That’s a good question. We would expect to have some reduction in legal expenses as a result of having one fewer major case. At the same time, it’s difficult to predict the extent it may be offset by other cases which are currently active. We’ll provide more precise guidance in our next call, but you’re correct in your general terms.

Eric Gomberg - Thomas Weisel - Analyst

And I’m sorry, just one last. Did you give the CapEx and D&A number?

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Rick Neely - Monolithic Power Systems - CFO

Yes, CapEx for the year was approximately $3.7 million in 2005 and depreciation was about 400,000 a quarter.

Eric Gomberg - Thomas Weisel - Analyst

And any comment — ?

Rick Neely - Monolithic Power Systems - CFO

2005, sorry.

Eric Gomberg - Thomas Weisel - Analyst

And CapEx expectation for ‘06?

Rick Neely - Monolithic Power Systems - CFO

CapEx expectation for ‘06, the first half we will spend in the 3 to $4 million range in the first half of ‘06 — first quarter of ‘06 and less than that in the rest of the year. We’re again ramping up Chengdu so again, I would expect in the 5 to $8 million range for 2006, mostly to [facilitized] new test equipment.

Eric Gomberg - Thomas Weisel - Analyst

Great. Well, thanks very much.

Operator

And now we’ll move on to Craig Berger with Wedbush Morgan.

Craig Berger - Wedbush Morgan - Analyst

Good afternoon. Thanks for taking my question. On the Chengdu startup expenses, are you able to help us quantify what those startup expenses were in the fourth quarter or what you’re looking for in the first quarter?

Rick Neely - Monolithic Power Systems - CFO

Yes, the fourth quarter is between 200 and 300,000 and in Q1 it’s in the range of, as I said before, around $0.5 million in Q1 ‘06.

Craig Berger - Wedbush Morgan - Analyst

Got it. With respect to just the inventory build in the first quarter, what is it that’s specifically giving you confidence that that’s going to be mostly resolved heading out of the week here?

Rick Neely - Monolithic Power Systems - CFO

Michael’s nodding his head; he’s going to take this one.

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Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Michael Hsing - Monolithic Power Systems - CEO

Well, okay. Whatever you call it that [excess to] distributor inventory, it’s not a significant revenue in - it’s not significant in our revenues. So all the products have a different — have a different demand, and so we don’t see it as will have a significant impact.

Craig Berger - Wedbush Morgan - Analyst

So you’re saying the $3 million of excess CCFL inventory built in the fourth quarter has been worked through or lowered and — ?

Michael Hsing - Monolithic Power Systems - CEO

I don’t think we said it’s 3 million in CCFL.

Craig Berger - Wedbush Morgan - Analyst

Okay, but nevertheless, you’re saying that the excess has been sold through and that inventories are down, back to more normalized levels?

Rick Neely - Monolithic Power Systems - CFO

As we said, we don’t believe that the excess inventory at our distributors at end of the year will have a significant impact on the quarter. As we said in the last call, we tried to quantify the different impacts of why Q4 was up. Q4 versus Q1, Craig, Q1 revenue was about $3 million less than you would normally expect, so 3 or $4 million of a lower number in Q1 than we would expect. Some of that’s seasonality, some of it’s inventory build and some of it’s Sumida impact. So we tried to estimate that and our best guess is that the impact of Sumida case is in the range of 1 to $1.5 million. The distributor inventory build is estimated to be another 1 to 1.5 million. So those two effects together are about 2 or $3 million.

So as for seasonality, in the past the range has been anything from flat to 17 to 21% from the fourth quarter down. So we can’t guess what seasonality impacts our business. What we could do was estimate that between the Sumida case and the distributor inventory build, that was probably a combined 2 to $3 million effect.

Craig Berger - Wedbush Morgan - Analyst

Got it. Thanks for the detail. With respect to the — your notebook inverter business with Dell, can you just kind of discuss possibly what their strategies are there this year and how that might impact you?

Rick Neely - Monolithic Power Systems - CFO

Well —

Michael Hsing - Monolithic Power Systems - CEO

We don’t discuss particular design wins or particular customers or revenues, so we don’t disclose that.

Craig Berger - Wedbush Morgan - Analyst

Okay. Let me just ask on the taxes, then. Is that — I guess the tax rate that we’re hearing, at least for me, is a little higher than what I had previously come to expect. Is there something specifically that’s driving that mid 20s tax rate or did I just have it wrong before?

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Rick Neely - Monolithic Power Systems - CFO

Well, I think what I’ve talked about before was tax rate would be in the mid 30s in ‘05, which it was, mid 20s in ‘06 and in the teens in ‘07. I think that was — that’s what I had talked about in general. One of the things that we are redoing is our tax outlook and having more meetings this week. I can give you a clearer number. I would — the 25%, the conservative number as we like to give it, so I think that’s where we’ll start for now, but our — based on our — a very high percentage of our revenue coming from offshore sales, we would expect that tax rate to decline going into ‘07.

Michael Hsing - Monolithic Power Systems - CEO

Craig?

Craig Berger - Wedbush Morgan - Analyst

Yes?

Michael Hsing - Monolithic Power Systems - CEO

Since you mentioned Dell, let me — let me give you a little more color. Dell, we’re with Dell for last seven years. And we’re still — our relationship is continue to be well. And we don’t expect — we will continue our relationship in this year.

Craig Berger - Wedbush Morgan - Analyst

Okay. I mean the reason I asked is one of your competitors is out there making noise, Maxum, and I just wanted to make sure we were all informed what your take on that situation was.

Michael Hsing - Monolithic Power Systems - CEO

Yes. Since you mentioned Maxum, Maxum is in the business for last longer than MPS.

Craig Berger - Wedbush Morgan - Analyst

Got it. Okay, thanks.

Operator

And now we’ll hear from [Sangese Paruri] with Seligman.

Sangese Paruri - Seligman - Analyst

Hey, guys, great quarter. Just quick clarification on the operating expenses. How come there’s such a wide range in your guidance for Q1 operating expenses given that the quarter is basically done?

Rick Neely - Monolithic Power Systems - CFO

The litigation expense is always an interesting number, so we put a range of 4 to $5 million because the legal bills are always tough to estimate at that high of [inaudible] level —

Sangese Paruri - Seligman - Analyst

I see, so the —

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Rick Neely - Monolithic Power Systems - CFO

—bills are never in till the very end of their quarter, so you have estimates. But lawyers aren’t renowned for being great accountants so we have to put a pretty big range on their numbers.

Sangese Paruri - Seligman - Analyst

I see, so the majority of the range is the legal expenses. And then the settlement expenses for Microsemi, what quarters does that hit and what line item does that hit?

Rick Neely - Monolithic Power Systems - CFO

It’s in Q4 ‘05, so in the 10-K it’s in the fourth quarter of 2005. The rules are basically even though the settlement was done recently, it was a subsequent event to 2005 so it’s recorded in 2005. It would be recorded in the provision for litigation.

Sangese Paruri - Seligman - Analyst

I’m confused. So you just announced that settlement yesterday. How is it that expense gets reported in Q4 ‘05?

Rick Neely - Monolithic Power Systems - CFO

It is subsequent — it’s the same issue where, for example, if you recall in, gosh, in November last year before filing our Q3 we had a reversal of the litigation award in November. We had to revise our September numbers to put that in because it’s a subsequent event. It’s now required in [inaudible] reporting that if there’s any material subsequent event that you have to put it into any open release. And if it’s the day before you file your K, then it’s the day before you file your K. So that’s the law, the rule.

Sangese Paruri - Seligman - Analyst

Now, in the Q4 numbers you have two lines for litigation, one 337,000, the other 5.7 million. What’s the distinction between the two?

Rick Neely - Monolithic Power Systems - CFO

Well, there’s a line that says litigation expense that tends to go to lawyers, and the other one provision for litigation awards and settlements would be for awards and settlements. So awards —

Sangese Paruri - Seligman - Analyst

I see.

Rick Neely - Monolithic Power Systems - CFO

—would be jury awards and things like that.

Sangese Paruri - Seligman - Analyst

I see. So, okay, is there a portion of the Microsemi settlement that’s in Q4 and then a portion in Q1 or is it all in Q4?

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Rick Neely - Monolithic Power Systems - CFO

The settlement is all in Q4. The lawyer’s bills, as I just mentioned, we’re never sure where those — those will be on both quarters. The legal expenses in terms of paying the lawyers were both in Q4 and in Q1. So the settlement’s in Q4.

Sangese Paruri - Seligman - Analyst

So the 337, what is that again?

Rick Neely - Monolithic Power Systems - CFO

What?

Sangese Paruri - Seligman - Analyst

The 337,000, what is that again?

Rick Neely - Monolithic Power Systems - CFO

That’s an incorrect — The first press release that went out had an incorrect accumulation. It actually should read for December 31, 2005 for patent litigation expenses 4,185,000 and provision for litigation awards and settlement is 1.837.

Sangese Paruri - Seligman - Analyst

Oh, I see.

Rick Neely - Monolithic Power Systems - CFO

The —

Sangese Paruri - Seligman - Analyst

Okay.

Rick Neely - Monolithic Power Systems - CFO

— was corrected, but you may not have that.

Sangese Paruri - Seligman - Analyst

I see, I see. So okay, it’s 1.837 and then there’s litigation expense and those are the two — ?

Rick Neely - Monolithic Power Systems - CFO

Yes, that’s the 6 million that we talked about, yes.

Sangese Paruri - Seligman - Analyst

I see. Okay, thank you very much, guys.

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Operator

Our next question is a follow-up from Simona Jankowski with Goldman Sachs.

Simona Jankowski - Goldman Sachs - Analyst

Hi, thanks. Just wanted to ask another quick question just on the inventory on your balance sheet exiting Q4, which seems to have gone up a bit, and you’re heading into a slower Q1 and I kind of just wanted to get a sense if that’s related to Sumida or Chengdu or any other factors there?

Rick Neely - Monolithic Power Systems - CFO

Well, actually, that’s a good question. The actual inventory days we have, Simona, at end of the year were at — were very low, was our lowest amount of inventory of the year. And typically, though, we need to increase our inventories in the first half of the year to prepare for the large ramp in the second half. So we actually are — feel comfortable with our inventory levels. They’re at 47 days.

Simona Jankowski - Goldman Sachs - Analyst

I think the days may be misleading because you kind of over-shipped in Q4 a little bit so that kind of affects the calculation a bit. So...

Rick Neely - Monolithic Power Systems - CFO

Well —

Simona Jankowski - Goldman Sachs - Analyst

—just the absolute level, just kind of wondering what may be some of the incremental inventory there.

Rick Neely - Monolithic Power Systems - CFO

In terms of the amount of inventory, at the amount we had, if you’re looking forward to Q2 and Q3 planned revenues, we need at least that much. So we typically increase our inventory build in Q1 and Q2 to handle the revenue ramps. So our Q4 revenue — our Q4 inventory was our lowest point of the year, as it should be.

Simona Jankowski - Goldman Sachs - Analyst

Thank you.

Operator

And now we’ll take a follow-up from Craig Berger with Wedbush Morgan.

Craig Berger - Wedbush Morgan - Analyst

Thanks for taking the follow-up. Can you guys go over your schedule of outstanding litigation and — i.e., what court cases are still coming up in 2006 and how do you think the spending tracks through the remainder of the year?

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Rick Neely - Monolithic Power Systems - CFO

Okay. The key dates and events coming up, there are summary judgment motions pending on what’s called a best mode defense to the 02722 patent in the District Court in California in Oakland. That’s a pending motion. Neither is set for hearing, but we expect a decision in the next couple of months. So in the 02722 case, that’s probably the most near term event. Obviously Microsemi has been settled. So in [Micrelle] we have a Markman claim interpretation hearing scheduled in May ‘06 and no trial date has been — no trial date has been set for Micrelle. So those are the major two cases right now.

There is another one you probably are aware of, a Texas trial for the 129 patent. That Texas trial is no longer on the calendar. As of today we learned that that case has been transferred by Judge Ward in Texas; it’s been transferred to the District Court in California as of today. So there will be no Texas trials on the 129 patent. Those are now moved to the District Court in — U.S. District Court in Oakland and we do not, of course, have a trial date for that yet since it was just moved today.

Craig Berger - Wedbush Morgan - Analyst

And I realize you guided Q1legal expense. Can you help us understand the general direction for those quarterly spends over the course of ‘06 — is it flattish, up, down?

Rick Neely - Monolithic Power Systems - CFO

Not at this time. I mean we gave the 4 to 5 for Q1. What we said in the past is that every time a major case comes forward it’s a 3 to $5 million cost, so the question is timing. And just as I said today, we’ve had two major changes in timing the last week; Microsemi is gone, at the same time we now have a case that was in Texas moving to California and changing that date. So I hesitate to give you more guidance until we sort this out. This is part of the moving target is every time they change the court date, you have to move the expenses around. So I’ll let you know as soon as we digest the latest news.

Craig Berger - Wedbush Morgan - Analyst

Understood. With respect to the Sameda kind of losing their case and moving away to other solutions, are you seeing any of the other module makers also move away or dual source or ramp up backup plans?

Rick Neely - Monolithic Power Systems - CFO

Nope, I’m not seeing it. Michael?

Michael Hsing - Monolithic Power Systems - CEO

We don’t — we don’t expect that. All the customers if you’re changing your solution from OEM side, as I understood, all the CCFL product have to be qualified by UL, so it takes some time and we don’t expect any significant change.

Craig Berger - Wedbush Morgan - Analyst

Okay. And just lastly, can you talk about the timing of the ramp of the Avnet distribution agreement in the U.S. and whether or not you’re able to give us a European distributor partner yet or when you might be able to do so?

Rick Neely - Monolithic Power Systems - CFO

I’ll talk about Avnet. We expect to see a modest impact on the back half of the year. In terms of how we are doing with Avnet Memec, we did complete initial FAE technical training as well as some [hours] with the sales team just recently. We plan to start shipping product for inventory purposes to Avnet in Q2 ‘06. So again, I expect to see a modest impact in the second half of ‘06, but by ‘07 you should start to see a much bigger impact in the U.S. market.

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Craig Berger - Wedbush Morgan - Analyst

And do you recognize revenues on sell-in or sell-out?

Rick Neely - Monolithic Power Systems - CFO

Sell-through. For U.S. distributors it would be the normal sell-through deferred revenue model.

Craig Berger - Wedbush Morgan - Analyst

And do you have a European [distribute] partner?

Rick Neely - Monolithic Power Systems - CFO

We don’t have a major name. What we have is some partners, some smaller names that help with the customers we do have in Europe. We don’t have an Avnet-size person in Europe at this time.

Michael Hsing - Monolithic Power Systems - CEO

But overall, I might add, overall we’re expanding our — [exporting] our channel in particular U.S. and in Europe.

Craig Berger - Wedbush Morgan - Analyst

Okay. And just very lastly, did you confirm that Dell is or is not a direct or indirect 10% customer?

Rick Neely - Monolithic Power Systems - CFO

It’s not a direct customer, so it buys through the supply chain.

Craig Berger - Wedbush Morgan - Analyst

So are they 10% indirect customer?

Rick Neely - Monolithic Power Systems - CFO

Well, we don’t -

Michael Hsing - Monolithic Power Systems - CEO

—No comment on that yet.

Craig Berger - Wedbush Morgan - Analyst

Okay. Thanks a lot, guys.

Operator

We have no further questions at this time. Ladies and gentlemen, that does conclude today’s conference. We thank you for your participation.

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FINAL TRANSCRIPT

Mar. 28. 2006 / 5:00PM ET, MPWRE - MONOLITHIC POWER SYSTEM INC Q4 2005 Financial Results Conference Call

Michael Hsing - Monolithic Power Systems - CEO

Thanks.

Rick Neely - Monolithic Power Systems - CFO

Thank you.

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